EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces $0.02 Reduction of Fourth Quarter Diluted Net Income per Unit from Previously Reported $0.29;
per Unit Cash Distribution of $0.29 Unaffected

New York, NY, January 29, 2009 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today announced the reduction of previously reported financial results for the quarter ended December 31, 2008 by $0.02 per Unit, after determining that an additional $5.1 million provision is required by AllianceBernstein for income taxes related to its non-U.S. operations.  The previously reported cash distribution for the fourth quarter of 2008 of $0.29 per Unit will not be affected. The impact of this reduction on the financial results of AllianceBernstein and AllianceBernstein Holding is as follows:

	Fourth Quarter 2008		Full Year 2008
	Net Income	Diluted Net Income Per Unit	Net Income	Diluted Net Income Per Unit
	($ thousands, except per Unit amounts)

AllianceBernstein
Previously Reported	$97,064	$0.37	$844,325	$3.20

Revised	$91,979	$0.35	$839,240	$3.18

AllianceBernstein Holding
Previously Reported	$25,722	$0.29	$246,430	$2.81

Revised	$24,018	$0.27	$244,726	$2.79

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At December 31, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 34.3% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.0% of the AllianceBernstein Units at December 31, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 62.4% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of our Form 10-Q for the quarter ended September 30, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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